                                                                   EXHIBIT 10.15

                        CONFIDENTIAL TREATMENT REQUESTED



                         MASTER HIGH SPEED DATA SERVICES
                                    AGREEMENT

This MASTER HIGH SPEED DATA SERVICES AGREEMENT (this "Agreement") is entered into as of the 12 day of November 1998 ("Effective Date"), by and between I(3)S, INC., a Texas corporation, with an address at 1330 River Bend, Suite 600, Dallas, Texas 75247-4953 ("I(3)S"); and GTE MEDIA VENTURES INCORPORATED, a Delaware corporation, with an address at 100 East Royal Lane, HQJ02C05, Irving, Texas 75039 ("GTE").

                                    RECITALS

WHEREAS, GTE currently provides wireless and wireline, cable television programming and other services to multiple dwelling units ("MDUs") and their residents in several metropolitan markets throughout the United States;

WHEREAS, I(3)S provides broadband network services, including, without limitation, high speed data services, as more specifically described in Exhibit D attached hereto and incorporated herein by reference ("HSDS"), to multiple system franchise cable operators ("MSOs"), private cable operators ("PCOs"), apartment owners, and real estate investment trusts ("REITs"), nationwide; and

WHEREAS, GTE desires to enter into an agreement with I(3)S to provide HSDS to MDUs selected by GTE in its business judgment, in accordance with the terms of this Agreement (collectively, the "Properties" and individually, a "Property").

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1
                         REPRESENTATIONS AND WARRANTIES

1.1 REPRESENTATIONS AND WARRANTIES OF GTE. In order to induce I(3)S to enter into this Agreement, GTE represents and warrants (which representations and warranties shall survive the delivery of this Agreement) as follows:

         (a) ORGANIZATION AND QUALIFICATION. GTE is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware; has all requisite power and authority to own its property and assets and to carry on its business as, and in the places where, such property and assets are owned or such business is now conducted; and is duly qualified to do business and is in good standing in every other jurisdiction in which such qualification is necessary or desirable.

         (b) NO DEFAULTS. GTE is not in default under any instrument or agreement existing as of the date hereof by which GTE is bound that may adversely



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GTE HSDS Agreement
             affect its ability to perform its obligations under this Agreement; and no default hereunder has occurred and is continuing.

         (c) TITLE. GTE has good, valid and indefeasible title to its property that pertains in any way to the provision of HSDS on the Properties, and all such property is free and clear of all adverse claims, interests and liens, except as has been heretofore disclosed in writing to I(3)S.

         (d) ENFORCEABLE OBLIGATIONS; AUTHORIZATION. This Agreement is a legal, valid and binding obligation of GTE, enforceable in accordance with its terms; the making and performance by GTE of this Agreement have been duly authorized by all necessary action; are within the power and authority of GTE; will not contravene or violate any legal requirement or charter of GTE; and will not result in the breach of, or constitute a default under, any agreement, instrument, judgement, license, order, franchise or permit to which GTE is a party, or any of its property may be bound or affected.

         (e) PERMITS, LICENSES, ETC. GTE possesses all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business.

         (f) MDU PROPERTY AND OPERATING AGREEMENTS. All MDU property or operating agreements to which GTE is a party that pertain to the Properties are in full force and effect, and no default has occurred with regard to any such MDU property or operating agreement that would adversely affect the provision of HSDS at any of the Properties.

         (g) INSURANCE. GTE carries insurance with reputable insurers covering GTE's property pertaining to HSDS and to the business conducted thereby, in such amounts and against such risks as are necessary for the provision of services to the Properties.

         (h) RIGHT OF ACCESS. GTE possesses the right under contract or will obtain the contractual rights to allow an adequate contractual access or entry for the provision of HSDS to all Properties where HSDS is to be provided during the term of this Agreement in favor of I(3)S.

         (i) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of GTE shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of I(3)S shall not diminish its rights to rely thereon.

1.2 REPRESENTATIONS AND WARRANTIES OF I(3)S. In order to induce GTE to enter into this Agreement, I(3)S represents and warrants (which representations and warranties shall survive the delivery of this Agreement) as follows:




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GTE HSDS Agreement

         (a) ORGANIZATION AND QUALIFICATION. I(3)S is a Texas corporation duly organized and validly existing and in good standing under the laws of the State of Texas; has all requisite power and authority to own its property and assets and to carry on its business as, and in the places where, such property and assets are owned or such business is now conducted; and is duly qualified to do business and is in good standing in the State of Texas and in every other jurisdiction in which such qualification is necessary or desirable, including, but not limited to, any jurisdictions contemplated by this Agreement.

         (b) NO DEFAULTS. I(3)S is not in default under any instrument or agreement existing as of the date hereof by which I(3)S is bound that may adversely affect its ability to perform its obligations under this Agreement; and no default hereunder has occurred and is continuing.

         (c) TITLE. I(3)S has good, valid and indefeasible title to its property that pertains in any way to HSDS, and all such property is free and clear of all adverse claims, interests and liens, except as has been heretofore disclosed in writing to GTE.

         (d) ENFORCEABLE OBLIGATIONS; AUTHORIZATION. This Agreement is a legal, valid and binding obligation of I(3)S, enforceable in accordance with its terms; the making and performance by I(3)S of this Agreement have been duly authorized by all necessary action; are within the power and authority of I(3)S; will not contravene or violate any legal requirement, shareholders agreement of I(3)S, or articles of incorporation or bylaws of I(3)S; and will not result in the breach of, or constitute a default under, any agreement, instrument, judgement, license, order, franchise or permit to which I(3)S is a party, or any of its property may be bound or affected.


         (e) PERMITS, LICENSES, ETC. I(3)S possesses all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights, copyrights and all other applicable intellectual property rights which are required to conduct the business of HSDS and to perform I(3)S, obligations under this Agreement.


         (f) INSURANCE. I(3)S carries insurance with reputable insurers covering I(3)S's property pertaining to HSDS and to the business conducted thereby, in such amounts and against such risks as is necessary for the provision of HSDS to the Properties, including (1) minimum limits of $1,000,000 per occurrence for bodily injury or death, (2) property damage liability with limits of at least $1,000,000 per occurrence of personal injury, and (3) $1,000,000 General Policy Aggregate (applicable to commercial general liability policies).

         (g) I(3)S LICENSES. I(3)S possesses all requisite licenses and applicable intellectual property rights from third parties necessary to provide HSDS to the Properties and their residents.




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GTE HSDS Agreement
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         (h) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of I(3)S shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of GTE shall not diminish its rights to rely thereon.


                                    ARTICLE 2
                                      TERM

2.1 TERM. The term of this Agreement, including the financial provisions pertaining thereto, shall be for five (5) years commencing on the Effective Date; provided, however, that with respect to each Property covered hereby, the term of this Agreement shall always be coterminous with the term (including any extensions thereof) of the individual GTE agreement with MDU property owners or management companies to provide cable antennae television, direct broadcast satellite or telecommunications services thereto.


                                    ARTICLE 3
                                   EXCLUSIVITY

3.1 EXCLUSIVITY. Although it is intended that GTE and I(3)S will offer and provide HSDS, respectively, to the Properties, as mutually agreed between the parties, in all metropolitan areas where GTE and I(3)S maintain operations, neither GTE nor I(3)S shall be precluded from entering into agreements with third parties to provide HSDS to such parties' customers thereunder. Notwithstanding the foregoing, GTE shall not market, sell, provide or promote, or cause to be marketed, sold, provided or promoted, directly or indirectly, a service which is competitive with HSDS, in whole or in part, to the Properties served by I(3)S under the terms and provisions, and during the term, of this Agreement; accordingly, GTE shall not proactively market any Internet access service that competes with HSDS on the Properties during the term hereof; provided, however, that for purposes of this Section 3.1, GTE's branded dial-up Internet access service or GTE's branded DSL service shall not be considered a competing service with HSDS.


                                    ARTICLE 4
                          AFFIRMATIVE COVENANTS OF GTE

4.1 In consideration of the mutual agreements of the parties contained herein, GTE unconditionally covenants and agrees to do and perform, or cause to be done and performed, the following:

         (a) GTE shall maintain, or cause to be maintained, in full force and effect an adequate right of entry, which permits I(3)S hereunder to provide HSDS to the Properties throughout the term of this Agreement.



GTE HSDS Agreement                                                             4
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         (b) GTE shall maintain its corporate existence and remain in good standing under the laws of and in every jurisdiction in which such qualification to do business is necessary or desirable for purposes of this Agreement.

         (c) GTE shall not knowingly become in default and remain in default under any instrument or agreement which GTE is bound that may adversely affect its ability to perform its obligations under this Agreement.

         (d) GTE shall possess and maintain good, valid, indefeasible and marketable title to its property that pertains in any way to its performance under this Agreement, and all such property shall remain free and clear of any adverse claims, interests and liens, except as has been heretofore disclosed in writing to I(3)S, or except for rights of subordination granted to lenders of MDU owners.

         (e) GTE shall maintain in full force and effect all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business.

         (f) GTE shall maintain in full force and effect all MDU property or operating agreements pertaining to the provision of HSDS to the Properties, but shall have the right, in its sole discretion, to terminate any such agreement as long as I(3)S has not yet placed equipment on the affected Property.

         (g) GTE shall maintain in full force and effect adequate insurance with reputable insurers covering GTE's property pertaining to HSDS, in such amounts and against such risks as is necessary for the provision of services to the Properties.

         (h) GTE shall use all commercially reasonable efforts to assist I(3)S in providing HSDS on Properties mutually selected by GTE and I(3)S on terms and conditions mutually acceptable to I(3)S and GTE; which Properties shall be added as Riders to Exhibit A attached hereto and incorporated herein by reference for all purposes; provided, however, that subject to I(3)S' right of first refusal set forth in
             Section 8.2 hereof, GTE shall identify the Properties to be submitted to I(3)S for the provision of HSDS under this Agreement, and is not required to submit all of its MDU properties for the provision of HSDS under this Agreement.

         (i) As more specifically described in Exhibit B attached hereto and incorporated herein by reference, for Properties covered by this Agreement, GTE shall assume the obligations and timely pay all operating and capital costs and expenses, if any, associated with any and all:




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GTE HSDS Agreement
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                (1) Monthly recurring on-site headend, cabling and wiring
                    maintenance for equipment and facilities owned by GTE

                (2) Leasing agent sales commissions and property owner revenue sharing, if any, required under agreements between property owners or managers and GTE

                (3) Insurance on GTE-owned capital equipment related to HSDS

                (4) GTE-specific training for HSDS

                (5) MDU property CATV or other cabling and wiring upgrades

                (6) Adequate on-site MDU space for the installation and
                    maintenance of I(3)S equipment

                (7) Reasonable access to residents' apartments for the
                    installation and maintenance of customer premise equipment

                (8) Customer service representatives (non-I(3)S personnel)

                (9) Periodic access to the rent roll pertaining to the
                    Properties if permitted by GTE's agreements pertaining to the Properties


                                    ARTICLE 5
                         AFFIRMATIVE COVENANTS OF I(3)S

5.1 In consideration of the mutual agreements of the parties contained herein, I(3)S covenants and agrees to do and perform, or cause to be done and performed, the following:

         (a) I(3)S shall maintain its corporate existence and remain in good standing under the laws of the State of Texas and in every other jurisdiction in which such qualification to do business is necessary or desirable for its performance under this Agreement.

         (b) I(3)S shall not become in default under any instrument or agreement by which I(3)S is bound that may adversely affect its ability to perform its obligations under this Agreement.

         (c) I(3)S shall possess and maintain good, valid, indefeasible and marketable title to its property that pertains in any way to HSDS, and all such property shall remain free and clear of any adverse claims, interests and liens, except as has been heretofore disclosed in writing to GTE.

         (d) I(3)S shall maintain in full force and effect all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights, copyrights, and all other applicable intellectual property rights which are required to conduct the business of HSDS and to perform I(3)S' obligations under this Agreement.

         (e) I(3)S shall maintain in full force and effect adequate insurance with reputable insurers covering I(3)S's property pertaining to HSDS and to the conduct of the




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
             business pertaining thereto, in such amounts and against such risks as are necessary for the provision of HSDS to the Properties, including (1) minimum limits of $1,000,000 per occurrence for bodily injury or death, (2) property damage liability with limits of at least $1,000,000 per occurrence of personal injury, and (3) $1,000,000 General Policy Aggregate (applicable to commercial general liability policies).

         (f) As more specifically described in Exhibit C attached hereto and incorporated herein by reference, I(3)S shall assume and pay all operating and capital costs and expenses associated with any and all:

             (1)  Monthly recurring private Internet exchange points

             (2)  Monthly recurring switch maintenance

             (3)  Monthly recurring POP transport

             (4) Monthly recurring Dallas network operations center costs (including installation costs)

             (5) Customer support IP technicians and engineers (NOC, Help Desk and field personnel)

             (6)  I(3)S-specific training

             (7)  Insurance on I(3)S capital equipment

             (8)  Switch site equipment (including installation costs)

             (9)  Peering point routers

             (10) Private Internet exchange point hardware (including
                  installation costs)

             (11) I(3)S network infrastructure equipment

             (12) Transport facilities

             (13) Backbone transport facilities

             (14) Peering interconnection facilities

             (15) Recurring property maintenance (Lce, Router, DSU/CSU)

             (16) Recurring IP headend maintenance

             (17) CSR platform and services (non-GTE)

             (18) Internet browser platform user license

             (19) MDU property IP equipment (Lce, Router, DSU/CSU)

             (20) IP master headend equipment

             (21) Local loop transport costs

             (22) Customer billing and collections

             (23) HSDS marketing and promotion

             (24) Any other costs associated with providing HSDS

             (25) All activities referenced in Exhibit C to this Agreement


                                    ARTICLE 6
                   HIGH SPEED DATA SERVICES PROVIDED BY I(3)S

6.1 DESCRIPTION OF HSDS. During the term of this Agreement, I(3)S shall provide, or cause to be provided; the high speed data services, in whole or in part, more particularly described and set forth in Exhibit D.



GTE HSDS Agreement                                                             7

6.2 HSDS SUBSCRIBER TERMS AND CONDITIONS. I(3)S and GTE shall jointly develop, in good faith, an HSDS Subscriber Agreement to govern the provision of HSDS on the Properties.


                                    ARTICLE 7
                          HSDS SERVICE LEVEL STANDARDS

7.1 DEFINITION OF HSDS SERVICE LEVEL STANDARDS. Subject to the conditions, qualifications and limitations set forth herein, including, without limitation, those set forth in Exhibit E attached hereto and incorporated herein by reference, during the term of this Agreement, I(3)S warrants and represents that it shall offer, or cause to be offered, and shall provide, or cause to be provided, HSDS at or exceeding the service level standards pertaining to various aspects of HSDS, as more particularly described and set forth in Exhibit E.


                                    ARTICLE 8
             REVENUE ALLOCATION; CUSTOMER ACCESS PRICING; BRANDING;
                               OTHER GTE SERVICES

8.1 REVENUE ALLOCATION. All monthly HSDS revenue generated by customers under the Agreement will be billed and collected by I(3)S throughout the term of the Agreement; provided, however, that, by the fifteenth (15th) day of each month I(3)S shall pay GTE a revenue sharing fee ("GTE Revenue Sharing Fee") calculated on the basis of customer access revenue (exclusive of, without limitation, customer premise equipment installation charges, customer service charges, customer equipment sales or leases, sums "passed through" on a no-mark up basis collected by or on behalf of I(3)S, and comparable or similar charges) actually collected by or on behalf of GTE and I(3)S for the immediately preceding month in accordance with the following table:

           Penetration on Property                 GTE Revenue Sharing Fee
(Sum of the total number of paying customers   (Percentage of Gross Connectivity
             per day, per month                            Revenue)
   divided by the total units on property)


0% to 10%                                                     *
Greater than 10% to 15%                                       *
Greater than 15% to 20%                                       *
Greater than 20% to 30%                                       *
Greater than 30% to 40%                                       *
Greater than 40%                                              *




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GTE HSDS Agreement

8.2 MODIFICATION OF REVENUE SHARING FEES; RIGHT OF FIRST REFUSAL BY I(3)S; MOST FAVORED PARTNER PROVISION. GTE acknowledges and agrees that the Revenue Sharing Fees set forth above are predicated upon I(3)S providing HSDS to substantially all of the Properties mutually agreed between I(3)S and GTE. With respect to I(3)S' provision of HSDS to GTE MDU properties, I(3)S shall have the right of first refusal to provide HSDS to all MDU properties served or to be served by GTE where GTE provides or will provide satellite master antennae television, wireline CATV, or direct broadcast satellite services and has elected, in its business judgment, to offer HSDS to residents thereof. In the event that GTE presents an MDU property to I(3)S for the provision of HSDS, I(3)S shall either approve or refuse such MDU property within fifteen (15) business days from the date GTE first presents the MDU property to I(3)S for approval. In the event that I(3)S fails to respond within said fifteen (15) day period; it will be deemed to have refused the right to provide HSDS to said MDU property, unless the parties agree to extend said fifteen (15) day approval period. During the term of this Agreement, I(3)S shall offer GTE the most favored terms that I(3)S has then contracted for with other non-affiliated third party partners pertaining to HSDS in the MDU market for the same terms and conditions that GTE and I(3)S have entered into under this Agreement for all future Properties that become subject to this Agreement thereafter, unless said terms and conditions are less favorable than the terms and conditions hereof in which case GTE may elect to continue to adopt the terms and conditions of this Agreement.

8.3 CUSTOMER ACCESS PRICING; MARKET PLANS. With the intent to increase HSDS penetration at each of the Properties served under this Agreement, I(3)S shall upon consultation with GTE establish the price and rates at which access to the HSDS is made available to customers and end-users, the initial rates for which are set forth in Exhibit F attached hereto; provided, however, that in the event that I(3)S is generally providing access to the HSDS in the same Standard Metropolitan Statistical Area
       (SMSA) at subscriber rates which are substantially lower than the rates and prices I(3)S is then charging customers and end-users for the same access services hereunder, then upon written request by GTE, I(3)S shall lower the rates and prices hereunder to be competitive with the lower rates generally being charged by I(3)S for said access services in the same SMSA. Further, I(3)S shall remain competitive with the prices then being charged by other comparable high speed, broadband Internet access services generally being offered by commercial HSDS providers in the same SMSA. Marketing plans pertaining to HSDS on the Properties shall be established by I(3)S with significant input and advice from GTE, and subject to GTE's approval, which approval shall not be unreasonably withheld, delayed or conditioned.

8.4 BRANDING. With respect to HSDS, and the promotion thereof, upon consultation with GTE, I(3)S shall establish the brand names, logos, labels, trademarks, service marks and other such identifying promotional characteristics pertaining to the same throughout the term of this Agreement. It is intended by the parties that the HSDS will be branded BroadbandNOW!(TM), and I(3)S hereby grants to GTE a royalty-free, nonexclusive, nontransferable license during the term of this Agreement to use the




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

       BroadbandNOW(TM) name, service mark, trademark and logo in GTE's printed material and advertising of any kind pertaining to the offering of HSDS to MDU properties. Except as specifically set forth in this Agreement, nothing in this Agreement shall grant, suggest or imply any authority for one party to use the name, trademarks, service marks or trade names of the other for any purpose whatsoever. Without the prior written consent of GTE, which consent shall not be unreasonably withheld, delayed or conditioned, I(3)S shall not acquire any right to use, and shall not use, the name "GTE", the GTE logo, or any other GTE trademark or service mark known to I(3)S.

8.5 OTHER GTE SERVICES. With respect to other GTE services then being offered by GTE and its affiliates throughout the term of the Agreement that may be contracted for by I(3)S in connection with the provision of the HSDS hereunder and pursuant to other agreements or relationships with third parties, I(3)S and GTE shall negotiate in good faith to allow GTE or its affiliates the opportunity to provide such services to I(3)S on terms and conditions acceptable to I(3)S and at prices and rates which are competitive with other similar or comparable providers of such services in markets then being served by GTE, or as tariffed.


                                    ARTICLE 9
                        SPECIFIC HSDS SOFTWARE WARRANTIES

9.1 OWNERSHIP; AUTHORITY. I(3)S represents and warrants that the software utilized hereunder for the provision of HSDS (collectively, the "Products") are free and clear of all liens and encumbrances, and that it has full power and authority to utilize the rights granted to it with respect to such Products without the consent of any other person or that such consent has been obtained, and that to the knowledge of I(3)S the Products utilized hereunder will not infringe or violate any copyright, trade secret, trademark, patent or other intellectual property rights of any third party


                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION. I(3)S shall defend, indemnify and hold harmless GTE, its parent, subsidiaries, affiliates, directors, officers, shareholders, employees and agents and its successors and assigns, from and against any and all claims, demands, actions, liabilities, losses, damages and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, arising out of or relating to any actual or alleged infringement of any third party's trade secrets, trademark, service mark, copyright, patent or other intellectual property rights (the "Intellectual Property Rights") in connection with the use of said Intellectual Property Rights hereunder. I(3)S's obligation pursuant to the immediately preceding sentence is subject to the following conditions: (i) GTE shall give I(3)S prompt written notice of all actions, claims or threats against GTE of




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

       infringement or violation of Intellectual Property Rights; (ii) GTE shall permit I(3)S to elect to assume complete control of such claims at its sole discretion and expense; provided, however, that GTE may elect, in such case, to retain its own counsel, at GTE's expense, to represent GTE's interest; and further, provided, however, that I(3)S will fully cooperate with GTE and keep it fully informed and refrain from entering into any settlement or agreed judgment without GTE's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; and (iii) GTE shall cooperate fully with I(3)S in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims.

10.2 CROSS INDEMNIFICATION FOR OBLIGATIONS UNDER THIS AGREEMENT. Each party hereby agrees to indemnify, defend and hold harmless the other party from any and all damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, arising out of, under or in connection with the indemnitor party's duties, obligations, actions or performance under this Agreement, or the indemnitor party's gross negligence or willful misconduct.


10.3 LIMITATION OF LIABILITY. It is expressly understood that GTE makes no projection, representation or warranty regarding the amount of revenue that may be earned by I(3)S under this Agreement. Neither party shall be liable to the other party for any indirect, incidental, special, or consequential damages of any kind whatsoever; provided, however, that this limitation of liability shall not apply to either party's indemnification obligations under this Agreement.


                                   ARTICLE 11
                        PROTECTION OF PROPRIETARY RIGHTS

11.1 DEFINITION. During the term of this Agreement, I(3)S and GTE will provide to each other or will come into possession information relating to each other's business which is considered confidential or proprietary (the "Confidential Information"). Confidential Information shall include, without limitation, the HSDS software and documentation, all of I(3)S's and GTE's trade secrets and all know-how, design, invention, plan or process and information relating to I(3)S's and GTE's respective business operations, services, products, research and development and all other information that is marked "confidential" or "proprietary" prior to or upon disclosure, or which, if disclosed orally, is identified by the disclosing party as being Confidential Information in writing within thirty (30) days after its initial disclosure.

11.2 RESTRICTIONS; NON-DISCLOSURE; NON-USE. Each party shall use its best efforts to maintain the confidentiality of such Confidential Information and not show or otherwise disclose such Confidential Information to any third parties, including, but




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

       not limited to, independent contractors and consultants, without the prior written consent of the disclosing party. Each party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement. Further, neither party shall use or exploit, directly or indirectly, the Confidential Information of the other party. There shall be no implied license granted to the receiving party by the disclosing party to use Confidential Information by virtue of the disclosure of such Confidential Information hereunder. Each party shall indemnify and hold harmless the other party from any loss or damage the other party may sustain as a result of the wrongful use or disclosure by such party (or any employee, agent, licensee, contractor, assignee or delegatee of the other party) of its Confidential Information.

11.3   AUTHORIZED DISCLOSURES. Notwithstanding the obligations described in
       Section 9.2 above, neither party shall have any obligation to maintain the confidentiality of any Confidential Information which: (i) is or becomes publicly available by other than unauthorized disclosure, by the receiving party; (ii) is independently developed by the receiving party without reference to Confidential Information of the disclosing party as established by documentary evidence in the receiving party's files; or
       (iii) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction. If required by any court of competent jurisdiction or other governmental authority, the receiving party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving party shall first have used its best efforts to obtain a protective order reasonably satisfactory to the disclosing party sufficient to maintain the confidentiality of such data, information or materials.

11.4 LIMITED ACCESS. Each party shall limit the use and access of Confidential Information to such party's bonafide employees or agents who have a need to know such information for purposes of conducting the receiving party's business. Each party shall notify all employees and agents who have access to Confidential Information or to whom disclosure is made that the Confidential Information is the confidential, proprietary property of the disclosing party and shall instruct such employees and agents to maintain the Confidential Information in confidence.

11.5 CONTINUING OBLIGATIONS. Each party's obligations under this Article 9 shall survive the termination of this Agreement for three (3) years thereafter.


                                   ARTICLE 12
                     DEFAULT; EARLY TERMINATION; EXPIRATION

12.1 DEFAULT. Upon the occurrence of any of the following events, a party shall be deemed to be in default under this Agreement:

         (a) Material breach of any warranty or representation by the defaulting party;




                                                                              12
GTE HSDS Agreement

         (b) Material failure to perform the defaulting party's obligations hereunder, including with respect to I(3)S its failure to (i) maintain the service standards set forth in Section 7.1 hereof, and
             (ii) make the payments to GTE set forth in Section 8.1 hereof.

         (c) The defaulting party's ceasing to conduct business in the normal course, insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

         (d) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting party.

12.2 REMEDIES. In the event the defaulting party fails to cure any default set forth hereunder for a period of thirty (30) days after written notice of such default by the non-defaulting party, the non-defaulting party may terminate this Agreement without further obligation on the part of the non-defaulting party, and pursue any claims at law or in equity against the defaulting party.

12.3 FAILURE TO EXERCISE REMEDY. The remedies set forth above are cumulative, but the non-defaulting party is under no obligation to exercise any such remedy. The exercise of, or failure to exercise, any such remedies shall not prevent any future exercise of the same or any other remedies or release the defaulting party from its obligations under this Agreement.

12.4 EFFECT OF TERMINATION. Early termination or expiration of this Agreement shall not impair either party's then accrued rights, obligations, liabilities or remedies hereunder.

12.5 EXAMINATION; AUDIT RIGHTS. I(3)S agrees that GTE has the right to audit or otherwise examine, or have audited or otherwise examined, on an annual basis all applicable books, records, documents, and other data of I(3)S, including computations and projections, specifically and only relating to the GTE Revenue Sharing Fee under this Agreement, and I(3)S' billing and collection of revenues from HSDS subscribers. If GTE's audit reveals that GTE has been underpaid its GTE Revenue Sharing Fee by a percentage in excess of five percent (5%) over the period of the audit, I(3)S shall pay GTE's reasonable costs of the audit, in addition to paying all past due amounts owed to GTE. I(3)S shall make available at its principal place of business at all reasonable times during normal business hours the materials described in the first sentence of this Section 12.5 for examination, audit, or reproduction. In the event that this Agreement is completely or partially terminated, the records relating to the GTE Revenue Sharing Fee shall be made




                                                                              13
GTE HSDS Agreement
       available for two (2) years after any termination of this Agreement. Records pertaining to appeals or to litigation or the settlement of claims arising under or relating to either party's performance under this Agreement shall be made available until disposition of such appeals, litigation or claims.


                                   ARTICLE 13
                           NOTICE; PUBLIC DISCLOSURES

13.1 NOTICE. Any notice, demand or other communication required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes when delivered in person or sent by registered or certified mail, return receipt requested, all postage and other charges prepaid, to the respective addresses of the parties first noted above, or at such other address as may be designated by notice from such party to the other party pursuant to their terms of this section. In addition, a copy of all notices given to GTE under this Agreement shall be sent to: Sandra Skogen, Law Department, GTE Communications Corporation, 6665 North MacArthur Blvd., Irving, Texas 75039; 972-465-4826 (Fax).


13.2 PUBLIC DISCLOSURES. All media releases, public announcements, and public disclosures by either party of its employees, agents or representatives relating to this Agreement or the subject matter hereof, excluding any announcement beyond the control of this disclosing party, will be approved by the non-disclosing party in writing prior to release.


                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 ENTIRE AGREEMENT. This Agreement, together with the schedules, attachments and exhibits attached hereto or referred to herein, constitutes the entire Agreement and understanding among the parties hereto and is the final expression of their Agreement and no evidence of oral or other written promises shall be binding. All other prior agreements or understandings related to the subject hereof among the parties, whether written or oral, shall be null and void and of no further force and effect upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.2 INCORPORATION BY REFERENCE. The schedules, exhibits and attachments referred to herein or attached hereto are hereby incorporated in and to this Agreement and made a part hereof by this reference.

14.3   AMENDMENT; MODIFICATION. This Agreement may not be supplemented, amended,




                                                                              14
GTE HSDS Agreement
       modified or otherwise altered except by written instrument executed by all the parties hereto and no course of dealing or trade usage among or between the parties shall be effective to supplement, amend, modify or alter this Agreement.


14.4 WAIVER. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement herein shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement, any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OR CHOICE OF LAWS. VENUE FOR ANY ACTION BROUGHT UNDER THIS AGREEMENT SHALL BE IN DALLAS, DALLAS COUNTY, TEXAS.

14.6 SEVERABILITY. If any severable provision of this Agreement is deemed invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent, unless to do so would substantially impair the underlying purposes of this Agreement.

14.7 CAPTIONS. The captions appearing in this Agreement are included solely for convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.

14.8 FORCE MAJEURE. Neither party shall be responsible for any failure to comply with or for any delay in performance of the terms of this Agreement, including, but not limited to, delays in delivery, where such failure or delay is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to, fire, flood, earthquake, accident, civil disturbance, war, acts of God, or acts or government.

14.9 HIRING PROHIBITED. Unless otherwise mutually agreed between the parties, during the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit for hire or hire any employee of the other party who has performed services under this Agreement.

14.10 PERFORMANCE REVIEW. In the event of any dispute or controversy between the parties of any kind or nature, upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of resolving such dispute or controversy or to negotiate for an adjustment to any provision of this Agreement needed to resolve such dispute or controversy. Such officers will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy or renegotiate the applicable section




                                                                              15
GTE HSDS Agreement
       or provision of this Agreement without the necessity of any formal proceeding relating thereto. No formal proceedings for the judicial or arbitrational resolution of such dispute or controversy may be commenced until either or both of the designated officers conclude in good faith that an amicable resolution through continued negotiation of the matter at issue is not likely to occur, or until thirty (30) days have elapsed from the date of the written request, whichever is sooner.


14.11 BINDING NATURE; ASSIGNABILITY. This Agreement will be binding on the parties hereto, and their respective successors and assigns. Upon prior written notice to the other party, either party may assign its rights and delegate its duties under this Agreement; provided however, that the assignee party must unconditionally assume in writing, and agree to be bound by, the right, duties and obligations of the assignor party under this Agreement. Notwithstanding this section, no consent is required for an assignment of this Agreement by GTE to a parent, subsidiary or affiliate.

14.12 RELATIONSHIP OF THE PARTIES. Notwithstanding anything to the contrary in this Agreement, under no circumstances will either party be deemed to be in any relationship with the other party carrying with it fiduciary or trust responsibilities. The parties do not intend for this Agreement or the relationship established thereby to be considered the formation of a joint venture or partnership between the parties for any purpose. The persons provided by each party for the performance of its obligations hereunder shall be solely that party's employees and shall be under the exclusive direction and control of that party. They shall not be considered employees of the other party for any purpose. Each party shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as Social Security, unemployment, workers' compensation, disability insurance, and federal and state withholding. Each party shall indemnify the other party for any loss, damage, liability, claim, demand, or penalty that may be sustained by reason of its failure to comply with this provision.

14.13 COMPLIANCE WITH APPLICABLE LAWS. Each party represents and warrants that the services performed by such party pursuant to this Agreement shall be in compliance with all applicable federal and state laws, rules and regulations.




                                                                              16
GTE HSDS Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


I(3)S, INC.                                      GTE MEDIA VENTURES INCORPORATED


By: /s/ MATTHEW HUTCHINS                         By: /s/ WILLIAM D. WILSON
    --------------------                             ---------------------------
    Matthew Hutchins                             Title: President
    Vice President, Business Development               --------------
     & Corporate Affairs                         Printed Name: William D. Wilson
                                                               -----------------


Date: 11/4/98                                    Date: 11/12/98
      ------------------                               -------------------------


                                                                         [STAMP]


                                                 APPROVED AS TO FORM
                                                 /s/ KATHLEEN E. PALTER 11-10-98
                                                 -------------------------------
                                                       KATHLEEN E. PALTER
                                                        GTE LEGAL DEPT.




                                                                              17
GTE HSDS Agreement

                                    EXHIBIT A
                               MDU PROPERTY RIDERS

                           FORM OF MDU PROPERTY RIDER
                         (Type of Information Required)



1.   MDU Property Owner/Agent: ________

2.   Term of Property Agreement: ________

3.   Acknowledgement by Owner of Right of HSDS Access to Property.

4.   Location of MDU Property: ________

5.   Contact Person/Leasing Agent: ________

6.   CATV/MATV Site Survey Information:

7.   Number of Units: ________

8.   Number of Buildings: ________

9.   Current Occupancy: ________

lO.  Existing Property (including age) or New Build: ________

11.  PC Ownership Survey: ________

12.  Existing/Proposed Local Loop Trunking:




                                                                              18
GTE HSDS Agreement

                                    EXHIBIT B

                              PROPERTY NETWORK AND
                           LOCAL LOOP CHARACTERISTICS

GTE'S RESPONSIBILITIES:

o Build or obtain exclusive access to and maintain CATV infrastructure to comply with FCC requirements.

o Build or obtain exclusive access to and maintain property CATV infrastructure to provide bi-directional cable delivery to all subscribers.

o Maintain the upgraded bi-directional CATV infrastructure to exceed the minimal operational requirements of the I(3)S cable modem system, which are:

Minimum Cable Television Network Requirements                Value
              for i3s.net HSDS

Amplitude variations inband
  Forward channel                                 5 dB total
  Return channel                                  5 dB total

Group delay variation inband
  Forward channel                                  60 nsec/MHz, 240 nsec total
  Return channel                                  200 nsec/MHz, 800 nsec total

Maximum tap to tap variation                      27 dB

Dynamic range on receiver                         -15 dBmV to +15 dBmV

Maximum return/upstream loss                      49 dB

Minimum carrier to noise                          22 dB

Minimum carrier to interference                   25 dB


Provide, or cause to be provided, two (2) six MHz video channels within the CATV infrastructure bandwidth on Internet served properties; one (1) in the spectrum from 54 MHz to 750 MHz and one (1) in the 5MHz to 50 MHz spectrum; and reserve another two (2) additional video channels, in the same spectrums for future expansion as Subscriber penetration on the property increases.

Provide, or cause to be provided, proper space, security and power for data communication equipment necessary to provide Internet delivery and other data services on the property.

Provide, or cause to be provided, coaxial connection (coax drop) to each Subscriber's unit. Designate an engineering point of contact for I(3)S Network Operations Center (NOC) to report problems or failures twenty-four hours per day, seven days per week (24x7).



I(3)S / GTE Media Ventures Exhibits                                 Confidential

                                    EXHIBIT C
                                POINT OF PRESENCE
                     FEATURES AND ESTABLISHMENT REQUIREMENTS

I(3)S RESPONSIBILITIES:

     Install, maintain and operate data delivery equipment for each property offering HSDS. Installation and maintenance will meet or exceed manufacturer's specifications. Through itself or its agents, GTE will assist I(3)S with pre-installation engineering planning and site survey questionnaires, installation, testing and preparation of maintenance schedules.

     Integrate all data delivery equipment for each property into the I(3)S Element Management System portion of its Network Management Platform using SNMP and RMON. I(3)S will monitor all data delivery equipment twenty-four hours per day, seven day per week (24x7).

     Assume the cost of the acquisition of I(3)S-specified data communication equipment conforming to the I(3)S design for HSDS and necessary to provide termination and delivery of HSCS between the Subscriber and the I(3)S POP in each Market.

     Order, provision, install and maintain local loop pathways between each property and I(3)S POP in each Market with a bandwidth of not less than
     1.544 mb/s (T1). In addition, as the number of Subscribers on each property increases, scale the local loop bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time. Both parties acknowledge that the end-to-end performance of HSDS is probabilistic and subject to anomalous short-lived usage patterns by Subscribers which will affect both the utilization of the local-loop circuits and the I3s.net national backbone from time to time.

     Configure and operate all data delivery equipment to efficiently integrate with the rest of the I3s.net network.

     Acquire, install and maintain data communication equipment at each POP for the termination and transmission of HSDS from properties to the i3s.net national network backbone.

     I(3)S will determine the location of its main presence in each Market to be consistent with its own operational practices (which currently include co-locating within its carrier's central offices in each Market).

     Acquire, install, maintain and operate Internet peering relationships at public and private Internet Exchange Points (EP) with other Tier 1 Internet backbone networks throughout the United States.

     Acquire, install, maintain and operate computers and software to provide Network Management and provide Internet services for Subscribers. To provide these functions, I(3)S will employ a combination of locally-distributed-to-the-POP servers as well as globally centralized servers consistent with its overall network design and operational practices.

     Order, provision, install, maintain and operate data transport/carriage pathways from each POP, EP and/or NOC with a bandwidth not less than 45 mb/s (DS-3) interconnection. In addition, as the number of Subscribers on Market increases, scale the bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time. Both parties acknowledge that the end-to-end performance of HSDS is probabilistic and subject to anomalous short-lived usage patterns by Subscribers which will affect both the utilization of the local-loop circuits and the i3s.net national backbone from time to time.



I(3)S / GTE Media Ventures Exhibits                                 Confidential

                               CUSTOMER HELP LINE
                          SERVICE AND REQUIRED FEATURES

 I(3)S RESPONSIBILITIES

          Provide toll free numbers for:

                  Inquires about the HSDS product
                  Ordering and scheduling installation of HSDS products Billing inquiries
                  Initial technical support inquires

          Operate 24x7 customer service call center operation.

          Maintain sufficient customer service staff and call center capacity to connect to Subscribers within 5 minutes of call entering processing operation.

          Resolve billing issues within 24 hours 95% of time.

          Resolve property network issues within 24 hours 95% of time.

          Develop and publish escalation procedure for Help Desk and attendants related to network issues.

          Provide toll free number for:

                  Technical support for all HSDS issues
                  Technical support for Subscriber CPU hardware and software issues related to HSDS Technical support for cable modem issues

          Answer toll free line consistent with the GTE/I(3)S service co-brand

          Operate 24x7 customer service call center operation.

          Maintain sufficient customer service staff and call center capacity to connect to Subscribers within 5 minutes of call entering processing operation.

          Resolve technical issues within 24 hours if a phone call is required 95% of time.

          Resolve technical issues within 48 hours if a truck roll is required 95% of time.

          Develop and publish escalation procedure for Help Desk and attendants related to network issues.

          Develop and publish escalation procedures for GTE to contact regarding technical issues related to the network.

          Provide training support for GTE's customer service representatives (train-the-trainer support).



I(3)S / GTE Media Ventures Exhibits                                 Confidential

                 SUBSCRIBERS' HARDWARE AND SOFTWARE INSTALLATION
                  SPECIFICATIONS AND INSTALLATION REQUIREMENTS

I(3)S SHALL:

          Verify that potential Subscribers' personal computers meet the I(3)S-established minimum requirements for the supplied software and the HSDS service.

          Make an appointment with each new Subscriber to meet the I(3)S installation personnel for the installation of the HSDS in the Subscriber's unit.

          Supply I(3)S with Subscribers' information required to install, provision and complete the set up of Subscribers' HSDS service. GTE and I(3)S will jointly develop an appropriate paper-form-based system or automated system to facilitate this process.

          Provide, or cause to be provided, coaxial connection to the Subscriber's specified location.

          Verify, or cause to be verified, that the coaxial connection completed to the Subscriber's specified location exceeds the minimum operational requirements for the I(3)S/supplied cable modem and the I(3)S HSDS service.

          Verify, or cause to be verified, that all CATV services function properly after I(3)S completes installation.

          Maintain a sufficient inventory of cable modems for each Market and develop procedures to restock cable modems as used in Subscriber installations.

          Issue and install the required number of cable modems for the service requested by the Subscriber.

          Meet the Subscriber at the Subscribers location at the scheduled time within the tolerances and limits as defined in the I(3)S Service Level Agreement.

          Install the required cable modems(s) in the Subscriber's unit.

          Install any required network interface cards (NICs), TCP/IP protocols and Internet software suite in the Subscriber's personal computer.

          Offer the Subscriber a brief introduction to the HSCS to be performed at the time of installation. This introduction will include how to launch the service, how to find the training material on the i3s.net Web site, how to find the Subscriber Support Section on the i3s.net Web site and how to call for technical assistance or support.

          Obtain signatures required to verify that installation was executed properly and to the satisfaction of the Subscriber.

          Provide GTE with a copy of the installation transaction documentation verifying that the completed installation is ready for billing. This documentation will include the cable modem delivery receipt, the ISP contract and the completed work order.



I(3)S / GTE Media Ventures Exhibits                                 Confidential

                       PROCEDURES FOR DETECTION AND NOTICE
                 OF GTE PROPERTY NETWORK OR LOCAL LOOP FAILURES


I(3)S SHALL:

          Use the cable modem system, and certain network management features that it provides, to monitor the availability and quality of GTE's property network (its CATV plant).

          Report to GTE's designated engineering point of contact any problems observed by the I(3)S NOC in the course of operating the cable modem system network management features.

          Report to GTE's designated engineering point of contact any problems determined by Subscriber contact in the course of operating the Subscriber Help Desk.

          Offer to GTE a read-only direct computer interface into the I(3)S cable modem system's network management platform for the purposes of direct observation of the information produced by the management platform and possible enhancement of GTE's Property network operations. If GTE elects to implement a read-only direct-computer interface, GTE will be responsible for all of the costs associated with such an interface.



I(3)S / GTE Media Ventures Exhibits                                 Confidential

                                    EXHIBIT D

                  DEFINITION OF HIGH-SPEED DATA SERVICES (HSDS)
                            FEATURES AND REQUIREMENTS

The I(3)S HSDS includes:

     o Data Network services that provide transport and peering functions to the global Internet, including, without limitation:

               o A broadband access network on MDU properties composed of one or more headend reference nodes, a coaxial or hybrid fiber coaxial (HFC) cable television distribution system and one or more cable data modems (CDM);

               o A local loop network that connects the headend reference node on each MDU property to the I(3)S regional point-of-presence (POP) in each metropolitan area served by I(3)S;

               o A regional point-of-presence network that connects the POP to the i3s.net national Internet backbone;

               o A national Internet backbone consisting of broadband communication facilities for the transport of data among I(3)S POPs and public and private Exchange Points where data and Internet routing information will be exchanged with other networks peered with i3s.net;

               o    A national Network Operations Center (NOC).

     o    Certain computer services that include.

               o    Membership system for user authentication and authorities;

               o Personalization services for customizing content to user preferences;

               o    Internet mail (SMTP and POP3);

               o Internet newsgroups (NNTP) composed of approximately 25,000 newsgroups;

               o    Internet World Wide Web (HTTP) services;

               o    Internet chat (IRC and MIRC);

               o    White-pages-style directory services;

               o    Internet locator services;

               o    Conferencing and collaboration bridges;

               o Streaming multimedia services such as Microsoft's NetShow and Progressive Network's RealMedia;

               o    Electronic commerce services.

     o    A branded suite of client software that include:

               o    Web browser;

               o    Mail reader;

               o    News reader;

               o    Chat client;

               o    Conferencing and collaboration client;

               o    Appropriate plug-ins and ActiveX controls.

     o    Certain customer service functions that include:



I(3)S / GTE Media Ventures Exhibits                                 Confidential

               o    A National Customer Care Center;

               o    A telephone and network-based customer help desk;

               o    A Trouble Reporting facility;

               o    A customer billing system.

     o Certain multimedia-rich content that showcases the capabilities of HSDS that includes:

               o    Original content created by I(3)S;

               o Aggregated content created by others but licensed by I(3)S and improved for uses in a HSDS system;

               o Aggregated content created by others but licensed by I(3)S and used unimproved.



I(3)S / GTE Media Ventures Exhibits                                 Confidential

                                    EXHIBIT E
INTRODUCTION

              This Exhibit entitled "Service Level Agreement" ("SLA") sets out operation specifications and requirements for HSDS provided by I(3)S for the residents or customers of GTE Media Ventures Incorporated (herein sometimes called "Teaming Associate"). The SLA shall encompass data services originating and terminating within the I(3)S internetwork ("i3s.net").

              The HSDS provided by I(3)S shall meet the operations specification and requirements stated herein, which are generally stated in terms of events or outcomes, rather than terms of specific hardware, software or procedural requirements. For the purposes of the SLA, i3s.net shall relate to that portion of the global Internet operated by I(3)S, originating within end users' customer premises and terminating within I(3)S computers or transported and peered at a public or private Internet Exchange Point.

              For the purposes of the SLA, a "Trouble" or "Trouble Report" shall relate to i3s.net or I(3)S provided services (or resold services), but shall exclude customer error, defects in "customer premises equipment" ("CPE"), defects in customers' computers, defects in distribution coaxial cable, defects in distribution fiber optics defects in cable television systems and network problems experienced by destination networks at or beyond Internet Exchange Points.


PERFORMANCE REQUIREMENTS

              PERCENT CUSTOMER SERVICE ORDER BEGINNING COMMITMENT DATES TIMELY
              MET

                       This parameter is generally indicative of the timely beginning of work on orders from customers for new service or orders to make changes in their existing service.

                       The timely beginning parameter is calculated by dividing the total Customer Service Orders begun on or before the date and clock hour promised to the customer that the service order would be started by the total number of service orders initiated in each calendar month and multiplying by 100.

                       I(3)S shall exhibit greater than 90% Customer Service Order Beginning Commitment Dates Timely Met per month.


              PERCENT CUSTOMER SERVICE ORDER COMPLETION COMMITMENT DATES TIMELY MET

                       This parameter is generally indicative of the timely completion of work on orders from customers for new service or orders to make changes in their existing service and the timely completion of those service orders.

                       The timely completion parameter is calculated by dividing the total Customer Service Orders completed on or before the date and clock hour promised to the customer that the service order would be completed by the total number of service orders initiated in each calendar month and multiplying by 100.

                       I(3)S shall exhibit greater than 90% Customer Service Order Completion Commitment Dates Timely Met per month.



                                                         Service Level Agreement
                                                                     Page 1 of 4

              PERCENT OF NETWORK AVAILABILITY

                       This parameter is generally indicative of the availability of the network to transport and peer customer data at an Internet Exchange Point, or, in the event that the customer data is to be fulfilled by computers within i3s.net, generally indicative of the availability of to transport data to the I(3)S servers and the availability of the servers.

                       This parameter is calculated by dividing the number of seconds that the network is available for each customer by the total number of customer-seconds in each calendar month and multiplying by 100.

                       Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows or ad hoc maintenance windows scheduled and announced 24 hours in advance in the i3s.net Customer Support Web Site.

                       Specifically excluded from the Network Availability calculation shall be periods of time where the cable television distribution plant (operated by the Teaming Associate or its designated third party operator) exceed the follow table of acceptable values:


Amplitude Variation Inband Upstream         1 dB/MHz., 5 dB total
---------------------------------------------------------------------------
Amplitude Variation Inband Downstream       1 dB/MHz., 5 dB total
---------------------------------------------------------------------------
Group Delay Variation Inband Upstream       200 nsec./MHz., 800 nsec. total
---------------------------------------------------------------------------
Group Delay Variation Inband Downstream     60 nsec./MHz., 240 nsec. total
---------------------------------------------------------------------------
Tap to Tap Level Variation                  <27 dB
---------------------------------------------------------------------------


                       I(3)S shall exhibit greater than 98% Network Availability per month.


              PERCENT CUSTOMER CALLS ANSWERED within 45 Seconds by I(3)S
              PERSONNEL

                       This parameter is based upon the number of customers calls answered within 15 seconds by a human operator or by an ACD queue greeting during the hours of operation of the I(3)S National Customer Care Center and thereafter to be answered by a customer representative with 30 seconds. At a minimum, the I(3)S National Customer Care Center shall operate from 8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday exclusive of holidays.

                       This parameter is calculated by dividing the number of calls answered with 45 seconds by the total number of calls answered seconds in each calendar month and multiplying by 100.

                       I(3)S shall exhibit greater than 90% of Customer Calls Answered within 45 Seconds per month.


              PERCENT OF TROUBLE REPORTS RESOLVED TIMELY

                       This parameter is related to the number of Trouble Reports resolved within the following windows:

                           o For Trouble Reports received by I(3)S at the I(3)S National Customer Care Center prior to 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by the end of the next business day.



                                                         Service Level Agreement
                                                                     Page 2 of 4

                           o For Trouble Reports received by I(3)S at the I(3)S National Customer Care Center after 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by noon of the second business day thereafter.

                       This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the customer the total number of Trouble Tickets cleared in each calendar month and multiplying by 100.

                       I(3)S shall exhibit greater than 90% Trouble Reports Cleared Timely per month, according to the terms of this section for trouble that can be resolved by I(3)S alone.


              PERCENT CUSTOMER REPAIR VISIT APPOINTMENTS MET

                       This parameter is related to the customer commitments made by the I(3)S National Customer Care Center for repairs that require a repair visit to customers' sites or premises.

                       This parameter is calculated by dividing the total Customer Repair Visits Appointments met on or before the date and clock hour promised to the customer by the total number of Customer Repair Visit Appointments initiated in each calendar and multiplying by 100.

                       I(3)S shall exhibit greater than 90% Customer Repair Commitment Met per month.


              PERCENT OF CUSTOMER BILLS PREPARED TIMELY

                       This parameter is related to the generation of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

                       This parameter is calculated by dividing the number of Customer Bills generated and sent to customers within twenty (20) business days of the end of the billing cycle by the total number Customer Bills generated in each calendar month and multiplying by 100.

                       I(3)S shall exhibit greater than 95% Customer Bills Prepared Timely per month.


              PERCENT OF CUSTOMER BILLS PREPARED ACCURATELY

                       This parameter is related to the accuracy of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

                       This parameter is calculated by dividing the number of Customer Bills generated that do not require an adjustment due to a billing error caused I(3)S by the total number Customer Bills generated in each calendar month and multiplying by 100.

                       I(3)S shall exhibit greater than 95% Customer Bills Prepared Accurately per month.


REPORTS



              I(3)S shall undertake commercially reasonable efforts to provide to Teaming Associates reports within twenty (20) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:



                                                         Service Level Agreement
                                                                     Page 3 of 4

                       A report depicting total subscribers, gross new customers and gross customers terminated separated by product tier and property.

                       New service orders, Trouble Reports opened and closed or cleared as appropriate separated by date and property.

                       Aggregate I(3)S National Customer Care Center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively.

                       Billing summaries describing the date(s) bills were sent to customers, and the billed revenue disaggregating major categories of service.


HOLIDAYS

              New Years Day


              Memorial Day

              Independence Day

              Labor Day

              Thanksgiving

              Day after Thanksgiving

              Christmas

              And any other holiday recognized by I(3)S



                                                         Service Level Agreement
                                                                     Page 4 of 4

                                    EXHIBIT F

                  HSDS INITIAL SUBSCRIBER RATES, SERVICE LEVELS
                     AND INSTALLATION AND EQUIPMENT CHARGES


Initial Subscriber charges shall be:


         64 kb/s contention-based non-burstable                  $29.95 per month
         1.00 mb/s contention-based burstable                    $39.95 per month
         1.54 mb/s contention-based with reserved bandwidth      $79.95 per month

         Small office, home office (SOHO)                        $500.00 per month
         Vanity DNS hosting                                      $100.00 per month

         Installation fee                                        $99.00 non-recurring
         Network interface card (NIC)                            market price (assumed to be $60)

         LanCity LCp cable modem purchase                        $395.00 non-recurring
         Monthly rental of LCp                                   initially $10.00 per month



I(3)S / GTE Media Ventures Exhibits                                 Confidential